POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS that Allegheny Technologies Incorporated
Master Pension Trust (the "Investor") does hereby make, constitute and appoint each of Orit Mizrachi and Karen Vejseli (or any person designated in writing by one of the attorneys-in-fact), acting individually, its true and lawful attorney, to execute and deliver in its name and on its behalf, any and all filings required to be made by the Investor under Rule 144 of the Securities Act of 1933, as amended (the "Securities Act"), and Section 13 and Section 16 of the
Securities Exchange Act of 1934, as amended (the "Exchange Act"), with respect to securities of NF Investment Corp. which may be deemed to be beneficially owned by the Investor under the Securities Act or Exchange Act, and to take any other action of any type whatsoever in connection with the foregoing (including, without limitation, filing of a Form ID with the Securities and Exchange
Commission) that, in the opinion of such attorney in fact, may be of benefit to, in the best interest of, or legally required by the Investor, it being understood that the documents executed by such attorney-in-fact on behalf of the
Investor pursuant to this Power of Attorney shall be in such form and shall contain such terms and conditions as such attorney-in-fact may approve in such attorney-in-fact's discretion, giving and granting unto each said attorney-in-fact power and authority to act in the premises as fully and to all intents and purposes as the Investor might or could do if personally present by one of its authorized signatories, hereby ratifying and confirming all that said attorney-in-fact shall lawfully do or cause to be done by virtue hereof. The
Investor acknowledges that the foregoing attorneys-in-fact, in serving in such capacity at the request of the Investor, are not assuming any of the Investor's responsibilities to comply with the Securities Act or Exchange Act.

THIS POWER OF ATTORNEY shall remain in full force and effect until revoked in writing by the Investor or, if earlier, the date on which the Investor is not subject to reporting under the Securities Act or the Exchange Act with respect to the Investor's holdings of or transactions in securities issued by NF
Investment Corp. and all applicable filings under the Securities Act or the
Exchange Act have been made by or on behalf of the Investor with respect to the
Investor's holdings of or transactions in securities issued by NF Investment
Corp.

IN WITNESS WHEREOF, the undersigned has duly caused this Power of Attorney to be executed as of this 21 day of May 2014.

ALLEGHENY TECHNOLOGIES INCORPORATED MASTER PENSION TRUST

By:    /s/ Elliot S. Davis
Name:  Elliot S. Davis
Title: Senior Vice President